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Exhibit 10.16

EMPLOYEE MATTERS AGREEMENT

among:

SPECIALTYSEMI, INC.,
a Delaware corporation;

CONEXANT SYSTEMS, INC.
a Delaware corporation;

CARLYLE PARTNERS III, L.P.,
a Delaware limited partnership;

CP III COINVESTMENT, L.P.,
a Delaware limited partnership;

CARLYLE HIGH YIELD PARTNERS, L.P.,
a Delaware limited partnership;

and

NEWPORT FAB, LLC,
a Delaware limited liability company.

Dated as of March 12, 2002

EMPLOYEE MATTERS AGREEMENT

        THIS EMPLOYEE MATTERS AGREEMENT ("Agreement") is being entered into as of March 12, 2002, by and among: SPECIALTYSEMI, INC., a Delaware corporation ("Company"); CONEXANT SYSTEMS, INC., a Delaware corporation ("Conexant"); CARLYLE PARTNERS III, L.P., a Delaware limited partnership ("CP III"); CP III COINVESTMENT, L.P., a Delaware limited partnership ("CP III Coinvestment"); CARLYLE HIGH YIELD PARTNERS, L.P., a Delaware limited partnership ("Carlyle High Yield" and, together with CP III and CP III Coinvestment, "Carlyle") and NEWPORT FAB, L.L.C., a Delaware limited liability company ("Newport Fab LLC"). Capitalized terms used herein shall, unless otherwise defined herein, have the meanings set forth in the Contribution Agreement (as defined below).

RECITALS

        WHEREAS, Conexant, Carlyle Capital Investors, L.L.C., a Delaware limited liability company ("Carlyle Capital") and the Company are parties to that certain Contribution Agreement dated as of February 23, 2002 (the "Contribution Agreement"), which provides for, among other things, the contribution to the Company by Conexant of 100% of the membership interests of Newport Fab LLC and the contribution to the Company by Carlyle of cash, each in exchange for Common Stock of the Company as part of a plan pursuant to Section 351 of the Code, and all as set forth in the Contribution Agreement;

        WHEREAS, pursuant to that certain Assignment and Assumption Agreement by and between Carlyle Capital and Carlyle, dated as of March 12, 2002, Carlyle Capital has assigned all of its rights and obligations under the Contribution Agreement to Carlyle;

        WHEREAS, in connection with the transactions contemplated by the Contribution Agreement, certain employees of Conexant will be offered employment by Newport Fab LLC; and

        WHEREAS, Conexant, Carlyle, the Company and Newport Fab LLC wish to clarify the terms and conditions of certain matters related to the employment of such persons.

AGREEMENT

        The parties to this Agreement agree as follows:

  Section 1.    TRANSFERRED EMPLOYEES

          (a)   Schedule 1(a) hereto sets forth the name, employment status (whether actively employed or on lay-off, leave, short-term or long-term disability or other permitted absence from employment), employee identification number and position with Conexant of each employee of Conexant whose services are related to the Wafer Fabrication Operations (the "Selected Employees").

          (b)   Prior to the Closing Date, Conexant shall provide reasonable access and afford opportunity to the Company and its Representatives from time to time during normal business hours to conduct discussions with the Selected Employees for the purpose of presenting to the Selected Employees the terms of the employment packages to be offered on behalf of Newport Fab LLC, to the Selected Employees. The offers of employment made by the Company shall be for employment with Newport Fab LLC, which will be a wholly-owned subsidiary of the Company as of Closing.

          (c)   Prior to the Closing, the Company, on behalf of Newport Fab LLC shall make offers of employment to each Selected Employee who is actively at work on the Closing Date (collectively, the "Offered Employees"). The Company shall offer on behalf of Newport Fab LLC, to each Offered Employee the same aggregate level of salary, wages and commission in effect prior to the Closing Date, with such offers being subject to the Closing, acceptance by an employee of the offer prior to the Closing Date; and such offer to become effective as of May 4, 2002. For purposes of this Agreement, a Selected Employee is not "actively at work" if the Selected Employee is (i) receiving short-term or long-term disability benefits under any plan or program established or maintained by Conexant, or (ii) on any type of leave other than vacation. All Selected Employees who are not Offered Employees shall continue to be employees of Conexant.

          (d)   Conexant shall remain responsible for all costs incurred by Conexant associated with the termination of employment with Conexant of all Offered Employees who do not accept the Company's offer of employment.

          (e)   As of the Closing, any Selected Employee of Conexant who is receiving benefits under Conexant's short-term disability program shall be deemed to be an employee of Conexant until the Selected Employee is no longer eligible for Conexant's short-term disability program. If the Selected Employee is eligible for long-term disability benefits or disability retirement when the Selected Employee is no longer eligible for Conexant's short-term disability program, the Selected Employee shall receive benefits under Conexant's long-term disability program or pension plan. Any Selected Employee who is no longer eligible for Conexant's short-term disability program, but who is not eligible for long-term disability benefits or disability retirement, shall become an Offered Employee on the date the individual is removed from disability status ("Return Date") if the Company or Newport Fab LLC is operating the facility at which the Offered Employee was last employed on the Offered Employee's Return Date, and the Offered Employee accepts the Company's offer of employment. Any Selected Employee receiving long-term disability under Conexant's long-term disability program on the Closing Date shall not be considered an Offered Employee on the Closing Date and shall not become an Offered Employee at any later date. Any Selected Employee who retired on or before the Closing Date shall not be considered an Offered Employee on the Closing Date and shall not become an Offered Employee at any later date.

          (f)    Each Offered Employee shall remain an employee of Conexant from the Closing Date through May 3, 2002 (or the applicable Return Date) (the "Interim Period") at Conexant's prevailing terms, conditions, policies and procedures.

          (g)   During the Interim Period, the Company may request from Conexant the services to be performed by the Offered Employees and Conexant shall cause the Offered Employees to provide such services to Newport Fab LLC as requested by the Company under the direction of Conexant in the manner directed by the Company. During the Interim Period, Conexant shall cause such services to be provided at the direction of the Company. During the Interim Period, Conexant shall have the sole authority to terminate the employment of any or all of the Offered Employees. In the event Conexant terminates the employment of any such Offered Employee after Closing but prior to May 4, 2002, the Offered Employee shall cease to be an Offered Employee. Conexant shall be responsible for all costs and expenses associated with any such termination of employment.

          (h)   Effective as of May 3, 2002, (or the applicable Return Date) Conexant shall terminate the employment of all Offered Employees. The Company shall reimburse Conexant for all salaries, wages (including overtime pay), commissions, payroll taxes, unemployment insurance, health and life insurance, and workers' compensation premium costs incurred by Conexant that are related to the employment of each such Offered Employee from the Closing Date through May 3, 2002 at levels not greater than those provided immediately prior to Closing. All other costs and expenses associated with the employment of the Offered Employees during the Interim Period shall be paid by Conexant (including, but not limited to, the cost of any equity or incentive compensation arrangement such as a stock option, stock exchange or bonus program). Conexant shall submit an invoice to the Company on a monthly basis itemized by employee and benefits provided and all such costs and expenses shall be reimbursed to Conexant within 30 days of the Company's receipt of any such invoice.

          (i)    Conexant shall have no responsibility to the Company, Carlyle or Newport Fab LLC for the errors, omissions or conduct of an Offered Employee relating to or arising from the performance of services provided by such Offered Employees to Newport Fab LLC during the Interim Period, other than for the failure of Conexant to provide such services in the manner and method directed by the Company consistent with past practice, so long as such direction is in compliance with all applicable Legal Requirements.

          (j)    CONEXANT HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES PERFORMED BY THE OFFERED EMPLOYEES DURING THE INTERIM PERIOD AND ALL IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. CONEXANT MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES PERFORMED BY THE OFFERED EMPLOYEES DURING THE INTERIM PERIOD FOR ANY PURPOSE OR USE, OTHER THAN FOR THE FAILURE OF CONEXANT TO PROVIDE SUCH SERVICES IN THE MANNER AND METHOD DIRECTED BY THE COMPANY CONSISTENT WITH PAST PRACTICE, SO LONG AS SUCH DIRECTION IS IN COMPLIANCE WITH ALL APPLICABLE LEGAL REQUIREMENTS. THIS PROVISION DOES NOT LIMIT THE REPRESENTATIONS AND WARRANTIES OF CONEXANT SET FORTH IN THE CONTRIBUTION AGREEMENT.

          (k)   The Company agrees to fully release, defend, indemnify and hold harmless Conexant, and Conexant's affiliates, subsidiaries, officers, directors, employees, agents and insurers, from any and all claims, out of pocket expenses, damages (including compensatory and punitive), demands, actions and expenses, including legal fees and costs, and liabilities arising from or related to: (i) any breach of the Company's or Newport Fab LLC's duties as set forth herein; (iii) any claim made by an Offered Employee arising out of any agreement between the Company or Newport Fab LLC, on the one hand and such Offered Employee on the other, or arising out of any events, acts or conduct occurring after the Closing Date as a result of the acts or omissions of the Company; and (ii) any claim made by any third party that is related in any way to the Offered Employees and arises from acts or conduct of the Company occurring after the Closing Date. Conexant agrees to fully release, defend, indemnify and hold harmless the Company, Carlyle, and their respective affiliates, subsidiaries, officers, directors, employees, agents and insurers, from any and all claims, out of pocket expenses, damages (including compensatory and punitive), demands, actions and expenses, including legal fees and costs, and liabilities arising from or related to any breach of Conexant's duties as set forth herein.

          (l)    Except as expressly provided herein Conexant shall not be entitled to solicit for hire any of the Offered Employees who accept employment with Newport Fab LLC prior to or within 90 days after the Closing (the "Transferred Employees") for a period of one (1) year following the Closing, without the Company's consent. In addition, for a period of one (1) year from the date of this Agreement, the Company shall not be entitled to solicit for hire any of Conexant's employees, except for those employees who are Offered Employees. Notwithstanding the foregoing, the placement by any Person of advertisements for employment on its Internet site or in newspapers or other publications of general circulation or industry specific publications will not be deemed to be in violation of this Section 1(l).

          (m)  If the Company rescinds an offer of employment made to any Offered Employee prior to May 4, 2002, Conexant subsequently terminates the Offered Employee's employment and the Offered Employee's employment ends on or prior to May 4, 2002, then the Company shall reimburse Conexant for the cost of providing severance to the Offered Employee pursuant to the terms of any applicable Employee Plan in effect as of the Closing Date, the cost of any amount paid in lieu of notice under the Worker Adjustment and Retraining Notification Act and amounts incurred in providing continuation coverage as such term is defined in 4980B of the Code.

          (n)   Except as otherwise provided in this Agreement, neither the Company nor Newport Fab LLC shall assume any obligation or liability with respect to any Employee Plan, Selected Employee, Offered Employee, or Transferred Employee (including, but not limited to, benefits provided under the Voluntary Early Retirement Plan, or any retiree health benefit other than as provided in Section 5 of this Agreement). Conexant shall remain responsible for claims deemed incurred prior to May 4, 2002 by Transferred Employees under any Employee Plan or worker's compensation arrangement regardless of whether the payment is made on or after May 4, 2002. For purposes of this Agreement, (i) a claim for health benefits (including, without limitation, a claim for medical, prescription drug and dental expenses) will be deemed to have been incurred on the date on which the related medical service or material was rendered to or received by the Transferred Employee claiming such benefit; (ii) a claim for sickness or disability benefits based on an injury or illness occurring prior to May 4, 2002 will be deemed to have occurred prior to May 4, 2002; and (iii) in the case of any claim for benefits other than health benefits, sickness or disability benefits, a claim will be deemed to have been incurred upon the occurrence of the event giving rise to such claim. The Company shall not be obligated to provide, or assume any obligation or liability relating to, continuation coverage as defined in Section 4980B of the Code with respect to any Transferred Employee or any beneficiary who incurs a qualifying event on or prior to May 4, 2002. Conexant shall remain responsible for all workers' compensation claims and/or occurrences that arose prior to May 4, 2002 regardless of whether the claim was filed prior to May 4, 2002, and regardless of whether the claim was known on May 4, 2002.

          (o)   Nothing contained in this Section 1 is intended to confer upon any employee of Conexant or the Company any right to continued employment either before or after the Closing.

          (p)   The parties acknowledge and agree that all Intellectual Property and other technology or inventions developed or disclosed by the Offered Employees in the course of their employment during the Interim Period shall constitute the property of the Company.

  Section 2.    QUALIFIED RETIREMENT PLANS

          (a)   Effective as of such date of termination of employment with Conexant, each Transferred Employee will cease to be eligible to contribute to, or receive contributions in respect of, such Transferred Employee's account under each Employee Plan of Conexant that is intended to be qualified under both Section 401(a) and 401(k) of the Code (the "Conexant 401(k) Plans"). The Company shall take all actions as are necessary to establish as of May 4, 2002, or as soon as practicable thereafter, separate defined contribution plans intended to be qualified under Sections 401(a) and 401(k) of the Code for the Union Employees (as defined in Section 5(a)) and the other Transferred Employees who are not Union Employees, and shall establish related trusts intended to be exempt from taxation under Section 501(a) of the Code (the "Company's 401(k) Plans"). Each such plan will credit each Transferred Employee for purposes of vesting and eligibility with all service which had been credited to such Transferred Employee under the Conexant 401(k) Plans immediately prior to Closing (excluding any such service that was not counted under any Conexant 401(k) Plan by operation of its "break in service rules").

          (b)   The Company shall, as of May 4, 2002, assume all Liabilities under the Conexant Systems Inc. Retirement Plan for Hourly Employees (the "Retirement Plan") and any associated trust established in connection with such plan, and shall become responsible for discharging all obligations with respect thereto. Prior to May 4, 2002, Conexant and the Company shall take such actions as are necessary to transfer to the Company the sponsorship of the Retirement Plan and associated trust from Conexant. Conexant shall pay to the Company a portion of the contributions required to be made under or with respect to the Retirement Plan for 2002. Such portion will be determined by dividing the number of days beginning January 1, 2002 and ending on May 4, 2002 by 365 and multiplying that fraction by the amount of any contribution required to be made by the Company under or respect to the Retirement Plan 2002. Conexant shall pay such prorated amount and the balance of the 2001 minimum contribution, if any, within 30 days of receipt of an invoice from the Company.

          (c)   Conexant and the Company will cooperate in making all appropriate filings required under the Code or ERISA, the regulations thereunder and any other applicable laws, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 2. Conexant shall remain responsible for the cost and preparation of such filings and communications including, but not limited to, the preparation of a summary plan description and the preparation and filing of a determination letter for the Retirement Plan.

  Section 3.    EQUITY PLANS

        Prior to the Closing or as soon as practicable thereafter, the Company shall establish an equity incentive plan and form of stock option agreement.

  Section 4.    HEALTH, WELFARE AND FRINGE BENEFIT PLANS

        Prior to May 4, 2002, or as soon as practicable thereafter, the Company will establish welfare benefit plans and fringe benefit arrangements (collectively, the "Company Welfare Plans") and listed on Schedule 4(a) hereof. Participation in the Company Welfare Plans will become effective as to each Transferred Employee upon the Transferred Employee's effective date of employment with the Company. The Company Welfare Plans shall provide welfare benefits substantially equivalent in the aggregate to the welfare benefits provided by Conexant to the Transferred Employees prior to the Closing Date. The Company shall not be required to provide any particular plan, benefit or arrangement to the Transferred Employees under the Company Welfare Plans. For purposes of any Company Welfare Plan in which a Transferred Employee may participate following the Closing Date, the Company will recognize service credit accrued prior to the Closing Date provided that the crediting of service does not result in the duplication of benefits. The Company shall waive any applicable pre-existing condition exclusion or restriction, any waiting period limitation or any evidence of insurability requirements for the Transferred Employees. Conexant and the Company shall cooperate in ensuring that benefit coverage for Transferred Employees prior to May 4, 2002 is coordinated with coverage provided after May 4, 2002 (including, but not limited to, using reasonable efforts to ensure that Transferred Employees receive credit for any deductibles satisfied under the Conexant medical benefits plan in the Company Welfare Plans).

  Section 5.    UNION EMPLOYEES

          (a)   Except as set forth in Section 5 herein, effective as of May 4, 2002, the Company will with respect to Offered Employees who are covered under the Collective Bargaining Agreement (each a "Union Employee") (i) unconditionally assume or retain (as applicable) all Liabilities (including, without limitation, those relating to wages, hours or other terms and conditions of employment) arising, accruing or occurring on and after the Closing Date under the Collective Bargaining Agreement; and (ii) assume the Collective Bargaining Agreement in effect with respect to Union Employees. The Company will recognize all accrued rights and seniority dates under the Collective Bargaining Agreement.

          (b)   Retiree Benefits.

            (1)   For purposes of this Section 5(b), the term "Eligible Employees"shall mean those Union Employees eligible for retiree health benefits and/or benefits under the Significant Service Indemnity Plan.

            (2)   For purposes of this Section 5(b), the term "Retiree Benefits"shall mean retiree health benefits at levels of benefits not greater than those in effect immediately prior to the Closing Date.

            (3)   To the extent more than 6 Eligible Employees retire from May 4, 2002 through May 3, 2003, Conexant agrees to pay the Company a portion of the costs associated with providing Retiree Benefits to all Eligible Employees retiring between May 4, 2002 and May 3, 2003 (the "2002 Retirees") and any eligible dependent(s) in 2002, 2003, 2004 and through May 3, 2005 within 30 days of receipt of an invoice from the Company. The portion of such costs that Conexant shall be required to pay to the Company shall be calculated by (i) dividing (x) the total number of 2002 Retirees minus 6 by (y) the total number of all 2002 Retirees and (ii) multiplying that fraction by the total costs associated with providing such Retiree Benefits to all 2002 Retirees.

            (4)   To the extent more than 12 Eligible Employees retire from May 4, 2003 through May 3, 2004, Conexant agrees to pay the Company a portion of the costs associated with providing Retiree Benefits to all Eligible Employees retiring between May 4, 2003 and May 3, 2004 (the "2003 Retirees") and any eligible dependent(s) in 2003, 2004 and through May 3, 2005 within 30 days of receipt of an invoice from the Company. The portion of such costs that Conexant shall be required to pay to the Company shall be calculated by (i) dividing (x) the total number of all 2003 Retirees minus 12 by (y) the total number of all 2003 Retirees and (ii) multiplying that fraction by the total costs associated with providing such Retiree Benefits to 2003 Retirees.

            (5)   To the extent more than 18 Eligible Employees retire from May 4, 2004 through May 3, 2005, Conexant agrees to pay the Company a portion of the costs associated with providing Retiree Benefits to all Eligible Employees retiring between May 4, 2004 and May 3, 2005 (the "2004 Retirees" and collectively with the 2002 Retirees and 2003 Retirees, the "Retirees") and any eligible dependent(s) in 2004 and through May 3, 2005 within 30 days of receipt of an invoice from the Company. The portion of such costs that Conexant shall be required to pay to the Company shall be calculated by (i) dividing (x) the total number of 2004 Retirees minus 18 by (y) the total number of all 2004 Retirees and (ii) multiplying that fraction by the total costs associated with providing such Retiree Benefits to all 2004 Retirees.

            (6)   In 2005, Conexant and the Company shall mutually select an actuarial firm to calculate the present value of the costs of providing retiree health benefits to the Retirees for the life of the Retirees ("Retiree Benefit Calculation") according to the Financial Accounting Standards Board Statement 106 as of May 4, 2005. The Retiree Benefit Calculation shall be determined by using a discount rate of 7 percent, and will be based on the insured rate for the Retirees in effect as of January 1, 2005 and based on the future medical trends calculations as provided in the actuarial reports prepared most recently prior to Closing. The portion of the Retiree Benefit Calculation that Conexant shall be required to pay to the Company shall be calculated by (i) dividing (x) sum of the number of all Eligible Employees retiring during each applicable period above minus 6 (but not less than zero), 12 (but not less than zero) and 18 (but not less than zero) respectively by (y) the total number of Eligible Employees retiring during the applicable periods above and (ii) multiplying that fraction by the Retiree Benefit Calculation. Conexant and the Company shall each pay one-half of the actuarial fees and costs incurred with respect to the Retiree Benefit Calculation. Conexant shall pay the portion of the Retiree Benefit Calculation within 30 days of receipt of an invoice from the Company, regardless of whether Conexant believes that the Retiree Benefit Calculation is correct. If Conexant believes that the Retiree Benefit Calculation is incorrect, Conexant may, at its own expense, retain an actuarial firm to calculate the Retiree Benefit Calculation. If the actuaries reach different conclusions, the parties may initiate the dispute resolution procedure contained in the Contribution Agreement. Notwithstanding any provision to the contrary contained herein, if the Retiree Benefits are prospectively eliminated at any time after the Closing Date, then Conexant will cease to be liable for payments to the Company for any and all such eliminated Retiree Benefits.

          (c)   Conexant will reimburse the Company for reasonable costs incurred by the Company in providing any disability benefits to persons on disability leave as of May 4, 2002, and any benefits to persons who retired between May 4, 1998 and May 4, 2002 if the Company is required by the Collective Bargaining Agreement to provide such benefits. Conexant shall tender the reimbursement within 30 days of receipt of an invoice from the Company.

          (d)   Conexant and the Company will cooperate in engaging all appropriate negotiations, implementing all appropriate communications, transferring appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 5.

  Section 6.    STOCK APPRECIATION RIGHTS PLAN

        Prior to the Closing, the Company shall establish a stock appreciation rights plan and form of terms and conditions agreement for the benefit of the Transferred Employees in accordance with the terms provided in Exhibit A. In addition, as soon as practicable after May 3, 2002, the Company shall grant stock appreciation rights to certain Transferred Employees in accordance with the terms provided in Exhibit A. Prior to any stock appreciation right becoming exercisable, Conexant shall cause the shares of Conexant common stock issuable upon exercise of the Warrant to be registered for resale under the Securities Act of 1933, as amended, on a Securities and Exchange Commission Form S-3 providing for sale of such shares on a delayed or continuous basis. The Company shall keep such registration statement effective and available for use by the Company at all times during which the stock appreciation rights are exercisable.

  Section 7.    MISCELLANEOUS PROVISIONS

          (a)   Notices.    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    if to Conexant:

      Conexant Systems, Inc.
      4311 Jamboree Road
      Newport Beach, CA 92660
      Facsimile: (949) 483-9576

    with a copy to:

      Cooley Godward LLP
      4401 Eastgate Mall
      San Diego, CA 92121
      Attn: Carl Sanchez, Esq.
      Facsimile: (858) 550-6420

    if to the Company, Newport Fab LLC, or Carlyle:

      c/o The Carlyle Group
      101 S. Tryon Street, 25th Floor
      Charlotte, N.C., 28280
      Attn: Claudius E. Watts, IV
      Facsimile: (704) 632-0299

    with a copy to:

      Latham & Watkins
      555 11th Street, N.W., Ste 1000
      Washington, D.C., 20004-1304
      Attn: Raymond B. Grochowski, Esq.
      Facsimile: (202) 637-2201

          (b)   Headings.    The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          (c)   Counterparts.    This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

          (d)   Governing Law.    This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          (e)   Successors and Assigns.    No party to this Agreement shall be permitted to assign any of his or its rights or delegate any of his or its obligations under this Agreement without the prior written consent of the other parties; except that (i) the Company or Carlyle may, without such consent, assign all such rights to any Affiliate controlling Carlyle or to any Person providing financing to the Company as collateral security for such financing provided that no such assignment shall relieve the Company or Carlyle from any of their respective obligations hereunder, (ii) Conexant may, without such consent, assign all such rights to any Affiliate controlling Conexant, and (iii) following the Closing, any party may, without such consent, assign all such rights to any Person who acquires, directly or indirectly, all or any substantial portion of the assets or securities of such Person

          (f)    Waiver.

            (1)   No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (2)   No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          (g)   Amendments.    This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

          (h)   Severability.    In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          (i)    Parties in Interest.    None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto, and their respective successors and assigns (if any).

          (j)    Entire Agreement.    This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

          (k)   Construction.

            (1)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (2)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (3)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (4)   As used in this Agreement, the term Affiliate includes without limitation any Person who at any time on or prior to the Closing Date was an Affiliate.

            (5)   Except as otherwise indicated, all references in this Agreement to "Sections" and "Schedules" are intended to refer to Sections of this Agreement and Schedules to this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

CONEXANT SYSTEMS, INC., a Delaware corporation
By:	/s/ DWIGHT DECKER
Name:	Dwight Decker
Title:	Chief Executive Officer
SPECIALTYSEMI, INC., a Delaware corporation
By:	/s/ CLAUDIUS E. WATTS IV
Name:	Claudius E. Watts IV
Title:	President
NEWPORT FAB, LLC, a Delaware limited liability company
By:	/s/ SCOTT SILCOCK
Name:	Scott Silcock
Title:	Director of Operations

CARLYLE PARTNERS III, L.P., a Delaware limited partnership
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member
By:	/s/ ALLAN M. HOLT
Name:	Allan M. Holt
Title:	Managing Director
CP III COINVESTMENT, L.P., a Delaware limited partnership
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.P., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member
By:	/s/ ALLAN M. HOLT
Name:	Allan M. Holt
Title:	Managing Director

CARLYLE HIGH YIELD PARTNERS, L.P., a Delaware limited partnership
By:	TCG High Yield, L.L.C., its General Partner
By:	TCG High Yield Holdings, L.L.C., its Managing Member
By:	TC Group, L.L.C., its sole Member
By:	TCG Holdings, L.L.C., its Managing Member
By:	/s/ ALLAN M. HOLT
Name:	Allan M. Holt
Title:	Managing Director

SCHEDULE 1(a) TO EMPLOYEE MATTERS AGREEMENT
Schedule of Selected Employees

SCHEDULE 4(a) TO EMPLOYEE MATTERS AGREEMENT
Schedule of Company Welfare Plans

        Transferred Employees shall be eligible for the Company Welfare Plans listed on this Schedule 4(a) as provided in the governing documents.

  •
  Group health plan including an HMO and PPO option with prescription drug coverage

  •
  Retiree group health

  •
  Dental plan including an HMO and PPO option

  •
  Vision plan

  •
  Life insurance including basic, optional supplemental and optional dependent coverage

  •
  AD&D insurance including basic and optional supplemental coverage

  •
  Short-term disability

  •
  Long-term disability including basic and optional supplemental coverage

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  10 to 20 days vacation based on years of service

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  Workers' compensation

EXHIBIT A TO EMPLOYEE MATTERS AGREEMENT
Stock Appreciation Rights Term Sheet

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  The number of Stock Appreciation Rights to be granted to Transferred Employees shall be equal to the number of shares of Conexant common stock covered by the Warrant.

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  Stock Appreciation Rights shall first become exercisable when vested.

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  Stock Appreciation Rights vest at a rate of 25% on each of the 6, 12, 18 and 24 month anniversary of the Transferred Employee's commencement of employment with the Company.

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  Stock Appreciation Rights shall be assumed or continued by a successor corporation in the event of a corporate transaction; or, if not so assumed or substituted, shall vest in full.

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  Stock Appreciation Rights shall be automatically settled on December 31, 2004 unless exercised prior to such date.

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  The holders of each Stock Appreciation Right shall provide an irrevocable notice of exercise to the Company at least 5 business days prior to the effective date of such exercise.

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  The exercise of a Stock Appreciation Right shall be settled in cash.

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  Each Stock Appreciation Right shall have a base price equal to the exercise price of the Warrant.

QuickLinks

  Exhibit 10.16
EMPLOYEE MATTERS AGREEMENT